Pilgrim’s Pride Reports Third Quarter 2024 Results with $4.6 Billion in Net Sales and Operating Income of $508.4 Million

GREELEY, Colo., October 30, 2024 (GLOBE NEWSWIRE) - Pilgrim’s Pride Corporation (NASDAQ: PPC), one of the world's largest poultry producers, reports its third quarter 2024 financial results.

Third Quarter Highlights
•Net Sales of $4.6 billion.
•Consolidated GAAP operating income margin of 11.1%.
•GAAP Net Income of $350.0 million and GAAP EPS of $1.47. Adjusted Net Income of $387.0 million or Adjusted EPS of $1.63.
•Adjusted EBITDA of $660.4 million, or a 14.4% margin.
•Our U.S. Fresh portfolio continued to improve through progress in operational excellence, strong demand, and enhanced mix. Overall chicken demand was strong given competitive pricing and value delivered to the consumer, with our Key Customers expanding faster than category averages in the Case Ready and Small Bird segments. The Commodity segment improved given continued progress in production efficiencies and positive market fundamentals.
•Diversification through value-added offerings continues to accelerate. Our branded prepared foods portfolio expanded across retail and foodservice through increased distribution and promotional activity.
•Europe improved Adjusted EBITDA nearly 40% versus prior year given recent network and back office optimization efforts, enhanced mix with Key Customers, and further diversification through branded offerings and innovation. Richmond® and Fridge Raiders® continued to grow faster than category averages and our innovation efforts continue to be recognized by the market with multiple industry awards.
•Mexico results followed normal seasonality, while continuing to cultivate partnerships with Key Customers as sales grew ahead of the market. Diversification efforts continued to progress as branded sales rose over 20%. Operational excellence efforts to expand production and mitigate risk remained on track.
•Stronger liquidity position given healthy cash generation throughout the quarter. Net leverage ratio of 0.65x Adjusted EBITDA, providing the foundation to execute the company’s growth strategy and create value for our shareholders.
•Pilgrim’s continued to demonstrate progress against its ESG aspirations as detailed in the publication of the 2023 Sustainability Report. Since 2019, performance against the Global Safety Index has improved by 69%, and Scope 1 and 2 absolute GHG emissions have been reduced by 17%. Also, since 2021, over 1,500 team members have signed up for tuition-free, higher education programs through our Better Futures initiative.

(Unaudited)	Three Months Ended				Nine Months Ended
	September 29, 2024	September 24, 2023	Y/Y Change		September 29, 2024	September 24, 2023	Y/Y Change
	(In millions, except per share and percentages)
Net sales	$4,585.0	$4,360.2	+5.2%		$13,506.2	$12,833.9	+5.2%
U.S. GAAP EPS	$1.47	$0.51	+188.2%		$3.58	$0.79	+353.2%
Operating income	$508.4	$206.4	+146.3%		$1,199.4	$338.0	+254.9%
Adjusted EBITDA(1)	$660.4	$324.0	+103.8%		$1,688.2	$724.7	+133.0%
Adjusted EBITDA margin(1)	14.4%	7.4%	+7.0	pts	12.5%	5.6%	+6.9	pts
(1)     Reconciliations for non-U.S. GAAP measures are provided in subsequent sections within this release.
“Throughout the quarter, we continued to emphasize operational excellence, diversify our portfolio and cultivate partnerships with Key Customers to drive value for the consumer. Our unrelenting focus on quality, service and innovation is reflected in our performance,” said Fabio Sandri, Pilgrim’s President and Chief Executive Officer.
In the U.S., the relative affordability and availability of chicken drove increased demand across retail and food service. Case Ready and Small Bird drove profitable growth as demand improved from Key Customers and there was continued progress in operational excellence. In Big Bird, profitability grew from sustained improvements in production efficiencies, lower input costs, and enhanced commodity cutout values. Similarly, Prepared continued to diversify the portfolio through incremental distribution across retail and foodservice.
“We partnered closely with our Key Customers to further cultivate consumer demand. As such, our approach accommodated changing input costs, enabling further investment in promotional activity, generating store traffic and driving growth well above the category. These efforts were amplified by attractive market fundamentals, especially in the Big Bird segment,” Sandri said.
Europe realized its highest quarterly adjusted EBITDA to date given continued progress in operational excellence, further diversification through branded offerings and strengthening Key Customer partnerships. New product introductions continue to gain momentum as the business launched over 280 new products during the quarter.
“Our new product pipeline has generated significant marketplace interest. We received multiple industry awards during the quarter for innovation, quality and functionality for our recently launched items. Given these efforts, we can further scale partnerships with Key Customers, enhance mix through branded offerings, and grow our prepared portfolio,” said Sandri.
Mexico continued to build its presence with Key Customers across retail and foodservice and further diversify its portfolio through brands. Investments in operational excellence to build capacity and drive operational efficiencies remained on track.
“Mexico continued to successfully drive all pillars of our strategies during typical seasonality for the business. As a result, we are increasingly well positioned to capture both short- and long-term growth opportunities,” remarked Sandri.
Pilgrim’s provided an update on its progress to become an industry leader in sustainability through the publication of its 2023 Sustainability Report. The report included an update on a variety of topics, including the company’s exceptional safety performance, product integrity standards, and GHG emissions reductions.
“Sustainability is critical to achieve our vision of becoming the best and most respected company in our industry and creating a better future for our team members and their families,” said Sandri.
Conference Call Information
A conference call to discuss Pilgrim’s quarterly results will be held tomorrow, Oct. 31, at 7 a.m. MT (9 a.m. ET). Participants are encouraged to pre-register for the conference call using the link below. Callers who pre-register will be given a unique PIN to gain immediate access to the call and bypass the live operator. Participants may pre-register at any time, including up to and after the call start time.

To pre-register, go to: https://dpregister.com/sreg/10193583/fdb3c986c1

You may also reach the pre-registration link by logging in through the investor section of our website at
https://ir.pilgrims.com in the “Events & Presentations” section.

For those who would like to join the call but have not pre-registered, access is available by dialing +1 (844) 883-3889 within the US, or +1 (412) 317-9245 internationally, and requesting the “Pilgrim’s Pride Conference.”

Replays of the conference call will be available on Pilgrim’s website approximately two hours after the call concludes and can be accessed through the “Investor” section of www.pilgrims.com.
About Pilgrim’s Pride
Pilgrim’s employs approximately 62,000 people and operates protein processing plants and prepared-foods facilities in 14 states, Puerto Rico, Mexico, the U.K, the Republic of Ireland and continental Europe. The Company’s primary distribution is through retailers and foodservice distributors. For more information, please visit www.pilgrims.com.
Forward-Looking Statements
Statements contained in this press release that state the intentions, plans, hopes, beliefs, anticipations, expectations or predictions of the future of Pilgrim’s Pride Corporation and its management are considered forward-looking statements. Without limiting the foregoing, words such as “anticipates,” “believes,” “estimates,” “expects,” “intends,” “may,” “plans,” “projects,” “should,” “targets,” “will” and the negative thereof and similar words and expressions are intended to identify forward-looking statements. It is important to note that actual results could differ materially from those projected in such forward-looking statements. Factors that could cause actual results to differ materially from those projected in such forward-looking statements include: matters affecting the poultry industry generally; the ability to execute the Company’s business plan to achieve desired cost savings and profitability; future pricing for feed ingredients and the Company’s products; outbreaks of avian influenza or other diseases, either in Pilgrim’s Pride’s flocks or elsewhere, affecting its ability to conduct its operations and/or demand for its poultry products; contamination of Pilgrim’s Pride’s products, which has previously and can in the future lead to product liability claims and product recalls; exposure to risks related to product liability, product recalls, property damage and injuries to persons, for which insurance coverage is expensive, limited and potentially inadequate; management of cash resources; restrictions imposed by, and as a result of, Pilgrim’s Pride’s leverage; changes in laws or regulations affecting Pilgrim’s Pride’s operations or the application thereof; new immigration legislation or increased enforcement efforts in connection with existing immigration legislation that cause the costs of doing business to increase, cause Pilgrim’s Pride to change the way in which it does business, or otherwise disrupt its operations; competitive factors and pricing pressures or the loss of one or more of Pilgrim’s Pride’s largest customers; currency exchange rate fluctuations, trade barriers, exchange controls, expropriation and other risks associated with foreign operations; disruptions in international markets and distribution channels, including, but not limited to, the impacts of the Russia-Ukraine conflict; the risk of cyber-attacks, natural disasters, power losses, unauthorized access, telecommunication failures, and other problems on our information systems; and the impact of uncertainties of litigation and other legal matters described in our most recent Form 10-K and Form 10-Q, including the In re Broiler Chicken Antitrust Litigation, as well as other risks described under “Risk Factors” in the Company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and subsequent filings with the Securities and Exchange Commission. The forward-looking statements in this release speak only as of the date hereof, and the Company undertakes no obligation to update any such statement after the date of this release, whether as a result of new information, future developments or otherwise, except as may be required by applicable law.

Contact:	Andrew Rojeski
Head of Strategy, Investor Relations, & Sustainability
IRPPC@pilgrims.com
www.pilgrims.com

PILGRIM’S PRIDE CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS

	(Unaudited)
	September 29, 2024	December 31, 2023
	(In thousands)
Cash and cash equivalents	$1,877,981	$697,748
Restricted cash and restricted cash equivalents	6,431	33,475
Investment in available-for-sale securities	10,099	—
Trade accounts and other receivables, less allowance for credit losses	1,067,650	1,129,178
Accounts receivable from related parties	1,964	1,778
Inventories	1,780,925	1,985,399
Income taxes receivable	63,418	161,062
Assets held for sale	5,640	—
Prepaid expenses and other current assets	241,365	195,831
Total current assets	5,055,473	4,204,471
Deferred tax assets	30,317	4,890
Operating lease assets, net	267,812	266,707
Other long-lived assets	59,110	35,646
Intangible assets, net	862,400	853,983
Goodwill	1,312,806	1,286,261
Property, plant and equipment, net	3,112,616	3,158,403
Total assets	$10,700,534	$9,810,361

Accounts payable	$1,391,270	$1,410,576
Accounts payable to related parties	19,404	41,254
Revenue contract liabilities	85,129	84,958
Accrued expenses and other current liabilities	1,001,263	926,727
Income taxes payable	89,815	31,678
Current maturities of long-term debt	546	674
Total current liabilities	2,587,427	2,495,867
Noncurrent operating lease liabilities, less current maturities	206,796	203,348
Long-term debt, less current maturities	3,184,080	3,340,841
Deferred tax liabilities	472,183	385,548
Other long-term liabilities	31,382	40,180
Total liabilities	6,481,868	6,465,784
Common stock	2,623	2,620
Treasury stock	(544,687)	(544,687)
Additional paid-in capital	1,988,591	1,978,849
Retained earnings	2,921,657	2,071,073
Accumulated other comprehensive loss	(163,590)	(176,483)
Total Pilgrim’s Pride Corporation stockholders’ equity	4,204,594	3,331,372
Noncontrolling interest	14,072	13,205
Total stockholders’ equity	4,218,666	3,344,577
Total liabilities and stockholders’ equity	$10,700,534	$9,810,361

PILGRIM’S PRIDE CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 29, 2024	September 24, 2023	September 29, 2024	September 24, 2023
	(In thousands, except per share data)
Net sales	$4,584,979	$4,360,196	$13,506,227	$12,833,915
Cost of sales	3,901,009	4,014,314	11,746,722	12,036,561
Gross profit	683,970	345,882	1,759,505	797,354
Selling, general and administrative expense	144,780	138,569	478,017	420,683
Restructuring activities	30,836	940	82,070	38,684
Operating income	508,354	206,373	1,199,418	337,987
Interest expense, net of capitalized interest	41,597	45,645	114,041	135,459
Interest income	(22,099)	(12,115)	(48,308)	(23,343)
Foreign currency transaction losses (gains)	(678)	8,924	(7,240)	43,462
Miscellaneous, net	7,935	(2,201)	5,153	(26,185)
Income before income taxes	481,599	166,120	1,135,772	208,594
Income tax expense	131,609	44,553	284,321	20,488
Net income	349,990	121,567	851,451	188,106
Less: Net income attributable to noncontrolling interests	130	289	867	1,185
Net income attributable to Pilgrim’s Pride Corporation	$349,860	$121,278	$850,584	$186,921

Weighted average shares of Pilgrim's Pride Corporation common stock outstanding:
Basic	237,123	236,787	236,953	236,702
Effect of dilutive common stock equivalents	768	560	733	542
Diluted	237,891	237,347	237,686	237,244

Net income attributable to Pilgrim's Pride Corporation per share of common stock outstanding:
Basic	$1.48	$0.51	$3.59	$0.79
Diluted	$1.47	$0.51	$3.58	$0.79

PILGRIM’S PRIDE CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Nine Months Ended
	September 29, 2024	September 24, 2023
	(In thousands)
Cash flows from operating activities:
Net income	$851,451	$188,106
Adjustments to reconcile net income to cash provided by operating activities:
Depreciation and amortization	321,768	307,414
Deferred income tax expense (benefit)	45,220	(46,808)
Asset impairment	26,633	4,011
Gain on early extinguishment of debt recognized as a component of interest expense	(11,211)	—
Stock-based compensation	9,205	5,236
Loan cost amortization	3,798	6,059
Accretion of discount related to Senior Notes	1,898	1,581
Loss (gain) on property disposals	1,104	(8,416)
Loss (gain) on equity-method investments	(6)	330
Changes in operating assets and liabilities:
Trade accounts and other receivables	62,646	(65,183)
Inventories	172,990	(12,957)
Prepaid expenses and other current assets	(65,555)	(8,039)
Accounts payable, accrued expenses and other current liabilities	79,672	12,224
Income taxes	151,902	40,463
Long-term pension and other postretirement obligations	13,135	(1,700)
Other operating assets and liabilities	(23,858)	(22,723)
Cash provided by operating activities	1,640,792	399,598
Cash flows from investing activities:
Acquisitions of property, plant and equipment	(316,949)	(432,339)
Proceeds from property disposals	9,724	17,188
Proceeds from insurance recoveries	—	20,681
Cash used in investing activities	(307,225)	(394,470)
Cash flows from financing activities:
Payments on revolving line of credit, long-term borrowings and finance lease obligations	(151,671)	(765,899)
Proceeds from revolving line of credit and long-term borrowings	—	1,278,032
Proceeds from contribution (distribution) of capital under Tax Sharing Agreement between JBS USA Holdings and Pilgrim’s Pride Corporation	1,425	(1,592)
Payments on early extinguishment of debt	(200)	—
Payments of capitalized loan costs	(16)	(10,275)
Cash provided by (used in) financing activities	(150,462)	500,266
Effect of exchange rate changes on cash and cash equivalents	(29,916)	(1,036)
Increase in cash, cash equivalents and restricted cash	1,153,189	504,358
Cash, cash equivalents and restricted cash, beginning of period	731,223	434,759
Cash, cash equivalents and restricted cash, end of period	$1,884,412	$939,117

PILGRIM’S PRIDE CORPORATION
Non-GAAP Financial Measures Reconciliation
(Unaudited)

“EBITDA” is defined as the sum of net income plus interest, taxes, depreciation and amortization. “Adjusted EBITDA” is calculated by adding to EBITDA certain items of expense and deducting from EBITDA certain items of income that we believe are not indicative of our ongoing operating performance consisting of: (1) foreign currency transaction losses (gains), (2) costs related to litigation settlements, (3) restructuring activities losses, (4) loss on settlement of pension obligations due to plan termination, (5) write-downs of inventory as a result of hurricane, (6) property insurance recoveries for property damage losses, and (7) net income attributable to noncontrolling interests. EBITDA is presented because it is used by management and we believe it is frequently used by securities analysts, investors and other interested parties, in addition to and not in lieu of results prepared in conformity with accounting principles generally accepted in the U.S. (“U.S. GAAP”), to compare the performance of companies. We believe investors would be interested in our Adjusted EBITDA because this is how our management analyzes EBITDA applicable to continuing operations. The Company also believes that Adjusted EBITDA, in combination with the Company’s financial results calculated in accordance with U.S. GAAP, provides investors with additional perspective regarding the impact of certain significant items on EBITDA and facilitates a more direct comparison of its performance with its competitors. EBITDA and Adjusted EBITDA are not measurements of financial performance under U.S. GAAP. EBITDA and Adjusted EBITDA have limitations as analytical tools and should not be considered in isolation or as substitutes for an analysis of our results as reported under U.S. GAAP. In addition, other companies in our industry may calculate these measures differently limiting their usefulness as a comparative measure. Because of these limitations, EBITDA and Adjusted EBITDA should not be considered as an alternative to net income as indicators of our operating performance or any other measures of performance derived in accordance with U.S. GAAP. These limitations should be compensated for by relying primarily on our U.S. GAAP results and using EBITDA and Adjusted EBITDA only on a supplemental basis.

PILGRIM'S PRIDE CORPORATION
Reconciliation of Adjusted EBITDA
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 29, 2024	September 24, 2023	September 29, 2024	September 24, 2023
	(In thousands)
Net income	$349,990	$121,567	$851,451	$188,106
Add:
Interest expense, net(a)	19,498	33,530	65,733	112,116
Income tax expense	131,609	44,553	284,321	20,488
Depreciation and amortization	110,470	104,300	321,768	307,414
EBITDA	611,567	303,950	1,523,273	628,124
Add:
Foreign currency transaction losses (gains)(b)	(678)	8,924	(7,240)	43,462
Litigation settlements(c)	—	10,500	72,190	34,700
Restructuring activities losses(d)	30,836	940	82,070	38,684
Loss on settlement of pension from plan termination(e)	10,709	—	10,709	—
Inventory write-down as a result of hurricane(f)	8,075	—	8,075	—
Minus:
Property insurance recoveries(g)	—	—	—	19,086
Net income attributable to noncontrolling interest	130	289	867	1,185
Adjusted EBITDA	$660,379	$324,025	$1,688,210	$724,699

(a)Interest expense, net, consists of interest expense less interest income.
(b)Prior to April 1, 2024, the Company measures the financial statements of its Mexico reportable segment as if the U.S. dollar were the functional currency. Accordingly, we remeasure assets and liabilities, other than nonmonetary assets, of the Mexico reportable segment at current exchange rates. We remeasure nonmonetary assets using the historical exchange rate in effect on the date of each asset’s acquisition. Currency exchange gains or losses resulting from these remeasurements were previously recognized in the line item Foreign currency transaction losses (gains) in the Condensed Consolidated Statements of Income. Effective April 1, 2024, the Company changed the functional currency of its Mexico reportable segment from U.S. dollar to Mexican peso, which means all translation gains/losses on outstanding balances are now recognized in accumulated other comprehensive income. Transactional functional currency gains/losses are included in the line item Foreign currency transaction losses (gains) in the Condensed Consolidated Statements of Income.
(c)This represents expenses recognized in anticipation of probable settlements in ongoing litigation.
(d)Restructuring activities losses are related to costs incurred, such as severance, asset impairment, contract termination, and others, as part of multiple ongoing restructuring initiatives throughout our Europe reportable segment.
(e)This represents a loss recognized on the settlement of pension plan obligations related to an ongoing plan termination of our two U.S. defined benefit plans. We expect the termination to be substantially complete by the end of the year.
(f)This primarily represents broiler losses incurred as a result of Hurricane Helene in late September 2024.
(g)This represents property insurance recoveries primarily for the property damage losses incurred as a result of the tornado in Mayfield, KY in December 2021.

The summary unaudited consolidated income statement data for the twelve months ended September 29, 2024 (the LTM Period) have been calculated by subtracting the applicable unaudited consolidated income statement data for the nine months ended September 24, 2023 from the sum of (1) the applicable audited consolidated income statement data for the year ended December 31, 2023 and (2) the applicable unaudited consolidated income statement data for the nine months ended September 29, 2024.

PILGRIM'S PRIDE CORPORATION
Reconciliation of LTM Adjusted EBITDA
(Unaudited)

	Three Months Ended				LTM Ended
	December 31, 2023	March 31, 2024	June 30, 2024	September 29, 2024	September 29, 2024
	(In thousands)
Net income	$134,211	$174,938	$326,523	$349,990	$985,662
Add:
Interest expense, net	54,505	30,897	15,338	19,498	120,238
Income tax expense	22,417	52,062	100,650	131,609	306,738
Depreciation and amortization	112,486	103,350	107,948	110,470	434,254
EBITDA	323,619	361,247	550,459	611,567	1,846,892
Add:
Foreign currency transaction losses (gains)	(22,892)	(4,337)	(2,225)	(678)	(30,132)
Litigation settlements	4,700	940	71,250	—	76,890
Restructuring activities losses	5,661	14,559	36,675	30,836	87,731
Loss on settlement of pension from plan termination	—	—	—	10,709	10,709
Inventory write-down as a result of hurricane	—	—	—	8,075	8,075
Minus:
Property insurance recoveries	2,038	—	—	—	2,038
Net income (loss) attributable to noncontrolling interest	(442)	517	220	130	425
Adjusted EBITDA	$309,492	$371,892	$655,939	$660,379	$1,997,702

EBITDA margins have been calculated by taking the relevant unaudited EBITDA figures, then dividing by net sales for the applicable period. EBITDA margins are presented because they are used by management and we believe it is frequently used by securities analysts, investors and other interested parties, as a supplement to our results prepared in accordance with U.S. GAAP, to compare the performance of companies.

PILGRIM'S PRIDE CORPORATION
Reconciliation of EBITDA Margin
(Unaudited)

	Three Months Ended		Nine Months Ended		Three Months Ended		Nine Months Ended
	September 29, 2024	September 24, 2023	September 29, 2024	September 24, 2023	September 29, 2024	September 24, 2023	September 29, 2024	September 24, 2023
	(In thousands)
Net income	$349,990	$121,567	$851,451	$188,106	7.63%	2.79%	6.30%	1.47%
Add:
Interest expense, net	19,498	33,530	65,733	112,116	0.43%	0.77%	0.49%	0.87%
Income tax expense	131,609	44,553	284,321	20,488	2.87%	1.02%	2.11%	0.16%
Depreciation and amortization	110,470	104,300	321,768	307,414	2.40%	2.39%	2.38%	2.39%
EBITDA	611,567	303,950	1,523,273	628,124	13.33%	6.97%	11.28%	4.89%
Add:
Foreign currency transaction losses (gains)	(678)	8,924	(7,240)	43,462	(0.01)%	0.20%	(0.05)%	0.33%
Litigation settlements	—	10,500	72,190	34,700	—%	0.24%	0.53%	0.27%
Restructuring activities losses	30,836	940	82,070	38,684	0.67%	0.02%	0.61%	0.30%
Loss on settlement of pension from plan termination	10,709	—	10,709	—	0.23%	—%	0.08%	—%
Inventory write-down as a result of hurricane	8,075	—	8,075	—	0.18%	—%	0.06%	—%
Minus:
Property insurance recoveries	—	—	—	19,086	—%	—%	—%	0.15%
Net income attributable to noncontrolling interest	130	289	867	1,185	—%	0.01%	0.01%	0.01%
Adjusted EBITDA	$660,379	$324,025	$1,688,210	$724,699	14.40%	7.42%	12.50%	5.63%

Net sales	$4,584,979	$4,360,196	$13,506,227	$12,833,915	$4,584,979	$4,360,196	$13,506,227	$12,833,915

Adjusted EBITDA by segment figures are presented because they are used by management and we believe they are frequently used by securities analysts, investors and other interested parties, as a supplement to our results prepared in accordance with U.S. GAAP, to compare the performance of companies.

PILGRIM'S PRIDE CORPORATION
Reconciliation of Adjusted EBITDA
(Unaudited)

	Three Months Ended				Three Months Ended
	September 29, 2024				September 24, 2023
	U.S.	Europe	Mexico	Total	U.S.	Europe	Mexico	Total
	(In thousands)				(In thousands)
Net income	$278,241	$36,209	$35,540	$349,990	$31,124	$35,743	$54,700	$121,567
Add:
Interest expense, net(a)	30,734	(4,195)	(7,041)	19,498	42,331	(649)	(8,152)	33,530
Income tax expense	101,478	14,038	16,093	131,609	20,953	5,550	18,050	44,553
Depreciation and amortization	70,121	34,959	5,390	110,470	63,052	35,927	5,321	104,300
EBITDA	480,574	81,011	49,982	611,567	157,460	76,571	69,919	303,950
Add:
Foreign currency transaction losses (gains)(b)	(1)	202	(879)	(678)	6,168	2,933	(177)	8,924
Litigation settlements(c)	—	—	—	—	10,500	—	—	10,500
Restructuring activities losses(d)	—	30,836	—	30,836	—	940	—	940
Loss on settlement of pension from plan termination(e)	10,709	—	—	10,709	—	—	—	—
Inventory write-down as a result of hurricane(f)	8,075	—	—	8,075	—	—	—	—
Minus:
Net income attributable to noncontrolling interest	—	—	130	130	—	—	289	289
Adjusted EBITDA	$499,357	$112,049	$48,973	$660,379	$174,128	$80,444	$69,453	$324,025
(a)Interest expense, net, consists of interest expense less interest income.
(b)Transactional functional currency gains/losses are included in the line item Foreign currency transaction losses (gains) in the Condensed Consolidated Statements of Income.
(c)This represents expenses recognized in anticipation of probable settlements in ongoing litigation.
(d)Restructuring activities losses are related to costs incurred, such as severance, asset impairment, contract termination, and others, as part of multiple ongoing restructuring initiatives throughout our Europe reportable segment.
(e)This represents a loss recognized on the settlement of pension plan obligations related to an ongoing plan termination of our two U.S. defined benefit plans. We expect the termination to be substantially complete by the end of the year.
(f)This primarily represents broiler losses incurred as a result of Hurricane Helene in late September 2024.

PILGRIM'S PRIDE CORPORATION
Reconciliation of Adjusted EBITDA
(Unaudited)

	Nine Months Ended				Nine Months Ended
	September 29, 2024				September 24, 2023
	U.S.	Europe	Mexico	Total	U.S.	Europe	Mexico	Total
	(In thousands)				(In thousands)
Net income (loss)	$579,948	$102,232	$169,271	$851,451	$(43,801)	$68,485	$163,422	$188,106
Add:
Interest expense, net(a)	100,266	(8,734)	(25,799)	65,733	127,234	(1,470)	(13,648)	112,116
Income tax expense (benefit)	215,655	9,383	59,283	284,321	(9,895)	4,743	25,640	20,488
Depreciation and amortization	200,006	104,852	16,910	321,768	187,048	103,483	16,883	307,414
EBITDA	1,095,875	207,733	219,665	1,523,273	260,586	175,241	192,297	628,124
Add:
Foreign currency transaction losses (gains)(b)	—	(53)	(7,187)	(7,240)	55,027	835	(12,400)	43,462
Litigation settlements(c)	72,190	—	—	72,190	34,700	—	—	34,700
Restructuring activities losses(d)	—	82,070	—	82,070	—	38,684	—	38,684
Loss on settlement of pension from plan termination(e)	10,709	—	—	10,709	—	—	—	—
Inventory write-down as a result of hurricane(f)	8,075	—	—	8,075	—	—	—	—
Minus:
Property insurance recoveries(g)	—	—	—	—	19,086	—	—	19,086
Net income attributable to noncontrolling interest	—	—	867	867	—	—	1,185	1,185
Adjusted EBITDA	$1,186,849	$289,750	$211,611	$1,688,210	$331,227	$214,760	$178,712	$724,699
(a)Interest expense, net, consists of interest expense less interest income.
(b)Prior to April 1, 2024, the Company measures the financial statements of its Mexico reportable segment as if the U.S. dollar were the functional currency. Accordingly, we remeasure assets and liabilities, other than nonmonetary assets, of the Mexico reportable segment at current exchange rates. We remeasure nonmonetary assets using the historical exchange rate in effect on the date of each asset’s acquisition. Currency exchange gains or losses resulting from these remeasurements were previously recognized in the line item Foreign currency transaction losses (gains) in the Condensed Consolidated Statements of Income. Effective April 1, 2024, the Company changed the functional currency of its Mexico reportable segment from U.S. dollar to Mexican peso, which means all translation gains/losses on outstanding balances are now recognized in accumulated other comprehensive income. Transactional functional currency gains/losses are included in the line item Foreign currency transaction losses (gains) in the Condensed Consolidated Statements of Income.
(c)This represents expenses recognized in anticipation of probable settlements in ongoing litigation.
(d)Restructuring activities losses are related to costs incurred, such as severance, asset impairment, contract termination, and others, as part of multiple ongoing restructuring initiatives throughout our Europe reportable segment.
(e)This represents a loss recognized on the settlement of pension plan obligations related to an ongoing plan termination of our two U.S. defined benefit plans. We expect the termination to be substantially complete by the end of the year.
(f)This primarily represents broiler losses incurred as a result of Hurricane Helene in late September 2024.
(g)This represents property insurance recoveries primarily for the property damage losses incurred as a result of the tornado in Mayfield, KY in December 2021.

Adjusted Operating Income is calculated by adding to Operating Income certain items of expense and deducting from Operating Income certain items of income. Management believes that presentation of Adjusted Operating Income provides useful supplemental information about our operating performance and enables comparison of our performance between periods because certain costs shown below are not indicative of our current operating performance. A reconciliation of GAAP operating income to adjusted operating income as follows:

PILGRIM'S PRIDE CORPORATION
Reconciliation of Adjusted Operating Income
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 29, 2024	September 24, 2023	September 29, 2024	September 24, 2023
	(In thousands)
GAAP operating income, U.S. operations	$419,844	$101,382	$907,249	$110,541
Litigation settlements	—	10,500	72,190	34,700
Inventory write-down as a result of hurricane	8,075	—	8,075	—
Adjusted operating income, U.S. operations	$427,919	$111,882	$987,514	$145,241

Adjusted operating income margin, U.S. operations	15.4%	4.5%	12.3%	2.0%

	Three Months Ended		Nine Months Ended
	September 29, 2024	September 24, 2023	September 29, 2024	September 24, 2023
	(In thousands)
GAAP operating income, Europe operations	$45,601	$42,809	$100,710	$70,583
Restructuring activities losses	30,836	940	82,070	38,684
Adjusted operating income, Europe operations	$76,437	$43,749	$182,780	$109,267

Adjusted operating income margin, Europe operations	5.8%	3.3%	4.7%	2.8%

	Three Months Ended		Nine Months Ended
	September 29, 2024	September 24, 2023	September 29, 2024	September 24, 2023
	(In thousands)
GAAP operating income, Mexico operations	$42,909	$62,182	$191,459	$157,076
No adjustments	—	—	—	—
Adjusted operating income, Mexico operations	$42,909	$62,182	$191,459	$157,076

Adjusted operating income margin, Mexico operations	8.5%	11.1%	11.9%	9.8%

Adjusted Operating Income Margin for each of our reportable segments is calculated by dividing Adjusted operating income by Net Sales. Management believes that presentation of Adjusted Operating Income Margin provides useful supplemental information about our operating performance and enables comparison of our performance between periods because certain costs shown below are not indicative of our current operating performance. A reconciliation of GAAP operating income margin for each of our reportable segments to adjusted operating income margin for each of our reportable segments is as follows:

PILGRIM'S PRIDE CORPORATION
Reconciliation of GAAP Operating Income Margin to Adjusted Operating Income Margin
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 29, 2024	September 24, 2023	September 29, 2024	September 24, 2023
	(In percent)
GAAP operating income margin, U.S. operations	15.1%	4.1%	11.3%	1.5%
Litigation settlements	—%	0.4%	0.9%	0.5%
Inventory write-down as a result of hurricane	0.3%	—%	0.1%	—%
Adjusted operating income margin, U.S. operations	15.4%	4.5%	12.3%	2.0%

	Three Months Ended		Nine Months Ended
	September 29, 2024	September 24, 2023	September 29, 2024	September 24, 2023
	(In percent)
GAAP operating income margin, Europe operations	3.5%	3.3%	2.6%	1.8%
Restructuring activities losses	2.3%	—%	2.1%	1.0%
Adjusted operating income margin, Europe operations	5.8%	3.3%	4.7%	2.8%

	Three Months Ended		Nine Months Ended
	September 29, 2024	September 24, 2023	September 29, 2024	September 24, 2023
	(In percent)
GAAP operating income margin, Mexico operations	8.5%	11.1%	11.9%	9.8%
No adjustments	—%	—%	—%	—%
Adjusted operating income margin, Mexico operations	8.5%	11.1%	11.9%	9.8%

Adjusted net income attributable to Pilgrim's Pride Corporation (“Pilgrim's”) is calculated by adding to Net income attributable to Pilgrim's certain items of expense and deducting from Net income attributable to Pilgrim's certain items of income, as shown below in the table. Adjusted net income attributable to Pilgrim’s Pride Corporation per common diluted share is presented because it is used by management, and we believe it is frequently used by securities analysts, investors and other interested parties, in addition to and not in lieu of results prepared in conformity with U.S. GAAP, to compare the performance of companies. Management also believe that this non-U.S. GAAP financial measure, in combination with our financial results calculated in accordance with U.S. GAAP, provides investors with additional perspective regarding the impact of such charges on net income attributable to Pilgrim’s Pride Corporation per common diluted share. Adjusted net income attributable to Pilgrim’s Pride Corporation per common diluted share is not a measurement of financial performance under U.S. GAAP, has limitations as an analytical tool and should not be considered in isolation or as a substitute for an analysis of our results as reported under U.S. GAAP. Management believes that presentation of adjusted net income attributable to Pilgrim’s provides useful supplemental information about our operating performance and enables comparison of our performance between periods because certain costs shown below are not indicative of our current operating performance. A reconciliation of net income (loss) attributable to Pilgrim’s Pride Corporation per common diluted share to adjusted net income attributable to Pilgrim’s Pride Corporation per common diluted share is as follows:

PILGRIM'S PRIDE CORPORATION
Reconciliation of Adjusted Net Income
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 29, 2024	September 24, 2023	September 29, 2024	September 24, 2023
	(In thousands, except per share data)
Net income attributable to Pilgrim's	$349,860	$121,278	$850,584	$186,921
Add:
Foreign currency transaction losses (gains)	(678)	8,924	(7,240)	43,462
Litigation settlements	—	10,500	72,190	34,700
Restructuring activities losses	30,836	940	82,070	38,684
Loss on settlement of pension from plan termination	10,709	—	10,709	—
Inventory write-down as a result of hurricane	8,075	—	8,075	—
Minus:
Gain on early extinguishment of debt	(52)	—	11,159	—
Property insurance recoveries	—	—	—	19,086
Adjusted net income attributable to Pilgrim's before tax impact of adjustments	398,854	141,642	1,005,229	284,681
Net tax impact of adjustments(a)	(11,857)	(4,927)	(37,423)	(23,657)
Adjusted net income attributable to Pilgrim's	$386,997	$136,715	$967,806	$261,024
Weighted average diluted shares of common stock outstanding	237,891	237,347	237,686	237,244
Adjusted net income attributable to Pilgrim's per common diluted share	$1.63	$0.58	$4.07	$1.10
(a)    Net tax expense (benefit) of adjustments represents the tax impact of all adjustments shown above.

Adjusted EPS is calculated by dividing the adjusted net income attributable to Pilgrim's stockholders by the weighted average number of diluted shares. Management believes that Adjusted EPS provides useful supplemental information about our operating performance and enables comparison of our performance between periods because certain costs shown below are not indicative of our current operating performance. A reconciliation of U.S. GAAP to non-U.S. GAAP financial measures is as follows:

PILGRIM'S PRIDE CORPORATION
Reconciliation of GAAP EPS to Adjusted EPS
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 29, 2024	September 24, 2023	September 29, 2024	September 24, 2023
	(In thousands, except per share data)
GAAP EPS	$1.47	$0.51	$3.58	$0.79
Add:
Foreign currency transaction losses (gains)	—	0.04	(0.03)	0.18
Litigation settlements	—	0.04	0.30	0.15
Restructuring activities losses	0.13	—	0.35	0.16
Loss on settlement of pension from plan termination	0.05	—	0.05	—
Inventory write-down as a result of hurricane	0.03	—	0.03	—
Minus:
Gain on early extinguishment of debt	—	—	0.05	—
Property insurance recoveries	—	—	—	0.08
Adjusted EPS before tax impact of adjustments	1.68	0.59	4.23	1.20
Net tax impact of adjustments(a)	(0.05)	(0.01)	(0.16)	(0.10)
Adjusted EPS	$1.63	$0.58	$4.07	$1.10

Weighted average diluted shares of common stock outstanding	237,891	237,347	237,686	237,244
(a)    Net tax impact of adjustments represents the tax impact of all adjustments shown above.

PILGRIM'S PRIDE CORPORATION
Supplementary Selected Segment and Geographic Data
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 29, 2024	September 24, 2023	September 29, 2024	September 24, 2023
	(In thousands)
Sources of net sales by geographic region of origin:
U.S.	$2,773,391	$2,488,317	$8,016,688	$7,367,093
Europe	1,308,127	1,312,205	3,877,571	3,862,219
Mexico	503,461	559,674	1,611,968	1,604,603
Total net sales	$4,584,979	$4,360,196	$13,506,227	$12,833,915

Sources of cost of sales by geographic region of origin:
U.S.	$2,280,425	$2,317,661	$6,834,091	$7,044,003
Europe	1,176,286	1,216,258	3,539,695	3,595,051
Mexico	444,298	480,395	1,372,936	1,397,294
Elimination	—	—	—	213
Total cost of sales	$3,901,009	$4,014,314	$11,746,722	$12,036,561

Sources of gross profit by geographic region of origin:
U.S.	$492,966	$170,656	$1,182,597	$323,090
Europe	131,841	95,947	337,876	267,168
Mexico	59,163	79,279	239,032	207,309
Elimination	—	—	—	(213)
Total gross profit	$683,970	$345,882	$1,759,505	$797,354

Sources of operating income by geographic region of origin:
U.S.	$419,844	$101,382	$907,249	$110,541
Europe	45,601	42,809	100,710	70,583
Mexico	42,909	62,182	191,459	157,076
Elimination	—	—	—	(213)
Total operating income	$508,354	$206,373	$1,199,418	$337,987